UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2014 (September 2, 2014)

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan	38-2007430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan	48226-5099
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                          Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On September 2, 2014, Compuware Corporation, a Michigan corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Project Copper Holdings, LLC, a Delaware limited liability company ("Parent"), and Project Copper Merger Corp., a Michigan corporation and a direct wholly-owned subsidiary of Parent ("Acquisition Sub"), providing for the merger of Acquisition Sub with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Acquisition Sub were formed by affiliates of Thoma Bravo, LLC (the "Sponsor"). Capitalized terms not defined herein have the meaning set forth in the Merger Agreement, attached as Exhibit 2.1 hereto.
At the Effective Time of the Merger, each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned by the Company or by any of its subsidiaries or held, directly or indirectly, by Parent or Acquisition Sub) will be cancelled and converted automatically into the right to receive, without interest, $10.43 in cash, less the per share portion of the tax liabilities of the Company that would be owed in connection with the Spin-Off (as defined below) of Covisint Corporation ("Covisint"). These tax liabilities are currently estimated at $0.18 per share based on the current market price of Covisint, which would result in a net cash payment of approximately $10.25 per share of Company Common Stock. The actual amount of cash paid per share of Company Common Stock may be different from this estimated amount as a result of Company tax liabilities being different from the currently estimated amounts, which will depend on a number of factors, including the share price of Covisint at the time of the Spin-Off.
The parties have agreed that within 60 days following the date of the Merger Agreement, the Company will effectuate the pro rata distribution to its shareholders of the remaining shares of Covisint owned by the Company (the "Spin-Off"), resulting in a distribution of Covisint shares representing approximately $0.67 per share of Compuware Common Stock based on the closing price of Covisint on August 29, 2014; provided, however, the Company shall not be required to complete the Spin-Off if definitive documentation for a sale of all of the Company's shares of Covisint (a "Covisint Sale") has been entered into prior to the expiration of such 60-day period. In that case, the parties shall amend the Merger Agreement to implement an appropriate mechanism in order to transfer or distribute the net cash proceeds received by the Company in such Covisint Sale (net of taxes and certain charges) to the holders of Company equity.
Consummation of the Merger is subject to certain conditions, including, without limitation, (i) the approval by the holders of at least a majority of the outstanding shares of the Company Common Stock entitled to vote on the Merger, (ii) the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Act and the applicable pre-merger review and clearance requirement under German anti-trust laws and (iii) the absence of any law or order restraining, enjoining, rendering illegal or otherwise prohibiting the Merger or the Spin-Off.
Moreover, each party's obligation to consummate the Merger is subject to certain other conditions, including, without limitation, (i) the accuracy of the other party's representations and warranties (in the case of the Company, generally subject to Company Material Adverse Effect or materiality qualifiers and, in the case of Parent and Acquisition Sub, subject to a Parent Material Adverse Effect qualifier) and (ii) the other party's material compliance with its obligations contained in the Merger Agreement and delivery of an officer's certificate to that effect.
Further, Parent's obligation to consummate the Merger is subject to certain conditions, including, without limitation, (i) the Company having delivered a certificate stating that the Company is not a real property holding corporation, (ii) the absence of a Company Material Adverse Effect, (iii) the Company having timely filed is Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the Securities and Exchange Commission (the "SEC") and (iv) the Company having completed the Spin-Off or entered into a definitive agreement to dispose of its equity securities of Covisint.  Consummation of the Merger is not subject to a financing condition.

The Merger Agreement provides that the closing of the Merger shall not occur earlier than the final day of the Marketing Period, a term which, subject to certain exceptions, is defined in the Merger Agreement to be the first 15 consecutive business days throughout which Parent shall have received certain information regarding the Company required in connection with Parent's obtaining debt financing. If approved by the Company's stockholders, it is expected that the Merger will close in late 2014 or early 2015.
The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the Effective Time. The Company is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals. However, prior to approval of the Merger by the Company's stockholders, the solicitation restrictions are subject to a customary "fiduciary-out" provision which allows the Company, under certain circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the Company's board of directors (the "Company Board") determines in good faith that such alternative acquisition proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal and the failure to explore such alternative acquisition proposal would be reasonably likely to violate the directors’ fiduciary duties to the shareholders of the Company under applicable Law. The parties have also agreed to use their reasonable best efforts to consummate the Merger.
Either party may terminate the Merger Agreement: (i) If the Merger is not consummated on or before January 30, 2015 (the "Termination Date"), or, if the Marketing Period extends beyond the Termination Date, two Business Days after the final day of the Marketing Period, (ii) in certain circumstances, if a law or order restrains, enjoins, renders illegal or otherwise prohibits the Merger and (iii) if the stockholders of the Company have voted not to approve the Merger.

The Merger Agreement contains certain additional termination rights for the Company and Parent, including the right of the Company in certain circumstances to terminate the Merger Agreement and accept a Superior Proposal. If the Merger Agreement is terminated by either party because the stockholders of the Company fail to adopt the Merger Agreement, or by Parent as a result of the Company's breach of the Merger Agreement, the Company will be required to pay the reasonable documented expenses of Parent, Acquisition Sub and their affiliates up to $4 million. The Company will be required to pay Parent a termination fee equal to $82,400,000 (less any expenses previously paid to Parent) if the Merger Agreement is terminated under certain circumstances, including by the Company to enter into an acquisition agreement that constitutes a Superior Proposal; because the Company breached its obligations related to non-solicitation covenants; because the Company Board adversely changed its recommendation to stockholders to vote in favor of the Merger or took certain other related adverse actions. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee equal to $153,000,000 if the Merger Agreement is terminated by the Company because Parent and Acquisition Sub fail to consummate the Merger under certain circumstances or because Parent or Acquisition Sub have breached their respective representations, warranties, covenants or other agreements in the Merger Agreement in certain circumstances and have failed to cure such breach within a certain period. A private equity fund affiliated with the Sponsor has provided the Company with a limited guaranty guaranteeing the payment of the reverse termination fee and certain other monetary obligations that may be owed by Parent pursuant to the Merger Agreement, up to a total amount equal to the amount of the reverse termination fee. The Merger Agreement also provides that either party may specifically enforce the other party's obligations under the Merger Agreement.
Subject to the terms of the Merger Agreement, Parent and Acquisition Sub have agreed to use their reasonable best efforts to arrange and obtain financing. Parent and Acquisition Sub have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement, the proceeds of which, together with the Company's cash on hand, will be used by Parent to pay the aggregate Merger Consideration, to make payments in respect of the Company's stock-based awards and certain cash bonuses, to refinance certain indebtedness of the Company and to pay related fees and expenses in connection with the transactions contemplated by the Merger Agreement. Pursuant to an equity commitment letter dated September 2, 2014, a private equity fund affiliated with the Sponsor has committed to provide Parent, at the Effective Time, with an equity contribution on the terms and subject to the conditions set forth in such letter.

Jefferies Finance LLC, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Deutsche Bank Securities Inc. and Deutsche Bank AG New York Branch (collectively, the "Financing Sources") have committed to provide debt financing on the terms and subject to the conditions set forth in the debt commitment letter from the Financing Sources dated September 2, 2014.
In connection with the execution of the Merger Agreement, which has been unanimously approved by the Company Board and recommended for approval to the Company's shareholders, Parent has entered or will enter into voting agreements (the "Voting Agreements") with the directors and certain officers of the Company and certain funds affiliated with Elliott Management Corporation (collectively, the "Shareholders"), which collectively hold approximately 13% of the outstanding shares of Company Common Stock. Under the Voting Agreements the Shareholders agree, during the term of the Voting Agreement, to vote their shares of Company Common Stock (i) in favor of the adoption of Merger Agreement and the approval of the transactions contemplated thereby and (ii) against any Competing Proposal, and not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of the their shares, subject to certain limited exceptions.
The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Acquisition Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) matters specifically disclosed in the Company's filings with the SEC prior to the date of the Merger Agreement and (b) confidential disclosures made to Parent and Acquisition Sub in the disclosure letter delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business.
Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K and Form 10-K/A, Current Reports on Form 10-Q and other documents that the Company files with the SEC.
The foregoing description of the Merger Agreement, the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and the form of Voting Agreement, copies of each of which are attached hereto as Exhibit 2.1 and 99.2, and the terms of which are incorporated herein by reference.
Item 8.01                          Other Events.
On September 2, 2014, the Company issued a press release announcing that it had entered into the Merger Agreement.
Item 9.01                          Financial Statements and Exhibits.
(d) Exhibits.
2.1	Agreement and Plan of Merger, dated as of September 2, 2014, by and among Project Copper Holdings, LLC, Project Copper Merger Corp. and Compuware Corporation

99.1	Press Release dated September 2, 2014 (incorporated by reference to the Soliciting Materials under Rule 14a-12 on Schedule 14A filed by the Company on September 3, 2014)

99.2	Form of Voting Agreement, dated September 2, 2014 by and among Project Copper Holdings, LLC and Holder

Additional Information and Where to Find It

In connection with the Merger, Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www. compuware.com) or by writing to the Company’s Secretary at One Campus Martius, Detroit, MI 48226.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of Company Common Stock is set forth in the proxy statement on Schedule 14A filed with the SEC on February 14, 2014, the Annual Report on Forms 10-K and 10-K/A for the fiscal year ended March 31, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the Merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the Merger.

Forward-looking statements

All of the statements in this Current Report on Form 8-K, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate a merger with an affiliate of Thoma Bravo. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the Merger may not be consummated in a timely manner, if at all; (ii) the risk that the definitive Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) risks regarding the failure of the relevant Thoma Bravo affiliate to obtain the necessary financing to complete the merger; (v) the effect of the announcement of the Merger on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; (vi) risks related to obtaining the requisite consents to the merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various domestic and foreign governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval; (vii) risks related to the completion of the Covisint Spin-Off, or alternatively, the entry into a definitive agreement for a disposition of Covisint and the completion of any such transaction, and the amount of any taxes associated therewith (including whether the actual amount of such taxes differ from amounts estimated as of the date hereof); and (viii) the possibility that the share price of Covisint could decline either prior to or after the Spin-Off to Company shareholders, reducing the overall value proposition of the transaction. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in Compuware’s SEC reports, including but not limited to the risks described in Compuware’s Annual Report on Forms 10-K and 10-K/A for its fiscal year ended March 31, 2014 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014. Compuware assumes no obligation and does not intend to update these forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 3, 2014
COMPUWARE CORPORATION

By:	/s/ Joseph R. Angileri
Name:	Joseph R. Angileri
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 2, 2014, by and among Project Copper Holdings, LLC, Project Copper Merger Corp. and Compuware Corporation

99.1	Press Release dated September 2, 2014 (incorporated by reference to the Soliciting Materials under Rule 14a-12 on Schedule 14A filed by the Company on September 3, 2014)

99.2	Form of Voting Agreement, dated September 2, 2014 by and among Project Copper Holdings, LLC and Holder